Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Reports Fourth Quarter and Fiscal Year 2016 Results
Q4 Bookings Increase 20% Sequentially

WESTFORD, Mass. - February 23, 2017 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter Financial Highlights

•	Revenue was $100 million vs. $108 million

•	Gross margin was 46%

•	Diluted EPS was $0.69 vs. $0.94

•	Net Income was $8 million vs. $10 million

•	Adjusted EBITDA was $14.1 million vs. $17.2 million

•	Bookings were $114 million vs. $76 million

•	Cash flows from operations were $16 million vs. $12 million

Fiscal Year Financial Highlights

•	Revenue was a record $414 million vs. $390 million

•	Gross margin was 45.5%

•	Diluted EPS was $2.88 vs. $3.10; Adjusted Diluted EPS was $3.10 vs. $3.13

•	Net Income was $32 million vs. $34 million

•	Adjusted EBITDA was a record $61.9 million vs. $61.5 million

•	Bookings were $403 million vs. $376 million

•	Cash flows from operations were $51 million vs. $40 million

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We are pleased to report fourth quarter earnings that exceeded our guidance and represented a strong finish to 2016 with record full year revenue and adjusted EBITDA,” said Jonathan W. Painter, president and chief executive officer. “Although revenue was down from a record performance in last year’s fourth quarter, we had a 10 percent increase in revenue from parts and consumables, which represented 64 percent of fourth quarter revenue. This favorable revenue mix led to a 290 basis point increase in gross margin.

“One of the highlights of the quarter was our bookings which increased 20 percent sequentially and 50 percent year-on-year, representing the third best bookings quarter in our history. Importantly, our parts and consumables bookings were up 11 percent over the fourth quarter of last year and 6 percent sequentially, driven by a strong performance in North America. We also had strong capital bookings in China in the fourth quarter and see a fairly active market for capital projects in China in 2017.

“As was the case with the fourth quarter, we faced difficult comparisons with the full year 2015, which was an exceptionally strong year for Kadant. Within that context, we were pleased with our overall performance in 2016. We achieved record revenue of $414 million, despite over $8 million in negative foreign currency translation impact, and we maintained a strong gross margin of 45.5 percent. 2016 was also a very strong year for operating cash flows, which reached a near-record $51 million, up from $40 million in 2015.”

Fourth Quarter 2016 Financials
Revenue was $100.2 million, a 7 percent decline compared to the fourth quarter of 2015, inclusive of $12.0 million from an acquisition and a negative impact of $1.7 million from foreign currency translation. Revenue was $107.6 million in the fourth quarter of 2015. Gross margin was 46.0 percent. Net income was $7.7 million, or $0.69 per diluted share, compared to $10.4 million, or $0.94 per diluted share, in the fourth quarter of 2015. Adjusted EBITDA was $14.1 million, a decrease of 18 percent from $17.2 million in the fourth quarter of 2015. Operating income was $10.7 million versus $14.4 million in the fourth quarter of 2015. Cash flows from operations were $16.3 million, up 32 percent from $12.3 million in the comparable quarter of 2015. Bookings increased 50 percent to $113.6 million from $75.5 million in the comparable period of 2015, inclusive of the net effect of a $12.1 million increase from an acquisition, a $16.1 million booking reversal in the fourth quarter of 2015, and a negative impact of $2.3 million from foreign currency translation.

Fiscal Year 2016 Financials
Revenue increased 6 percent year-over-year to a record $414.1 million for fiscal 2016, inclusive of $40.8 million from an acquisition and a negative impact of $8.4 million from foreign currency translation. Full year 2015 revenue was $390.1 million. Gross margin was 45.5 percent. Net income was $32.1 million, or $2.88 per diluted share, compared to $34.4 million, or $3.10 per diluted share, in 2015. Adjusted diluted EPS was $3.10 for the full year 2016, compared to $3.13 in 2015. Adjusted EBITDA increased 1 percent to a record $61.9 million from $61.5 million in 2015. Operating income was $45.6 million in 2016, compared to $50.1 million in the prior year. Cash flows from operations increased 26 percent to $51.0 million compared to $40.4 million last year. Bookings were $403.5 million, up 7 percent, including the net effect of a $39.4 million increase from an acquisition, a $16.1 million booking reversal in 2015, and a $9.1 million decrease from foreign currency translation. In 2015, bookings were $376.1 million.

Summary and Outlook
“2016 was a year of solid execution for Kadant,” Mr. Painter continued. “We moved forward with several product developments and other initiatives designed to support our expectations of modest organic growth over the long term. In addition, we succeeded in completing an important acquisition that brings potential revenue synergies. We intend to supplement our internal growth with acquisitions, but remain disciplined in considering those opportunities that meet our criteria.

“Looking ahead, we expect 2017 to be a record year for both revenue and EPS. Based on our current visibility, we expect to report GAAP diluted EPS of $3.13 to $3.23 on revenue of $423 million to $433 million. The 2017 guidance includes an unfavorable foreign currency translation effect of $7 million on revenue and $0.10 on diluted EPS compared to 2016. For the first quarter of 2017, we expect GAAP diluted EPS of $0.62 to $0.66 on revenue of $97 million to $100 million.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 23, 2017, at 4:30 p.m. eastern time to discuss its fourth quarter and fiscal year performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 39878251. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. A replay of the webcast will be available on our website through March 24, 2017.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and fiscal year results on our website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), adjusted EBITDA margin, and free cash flow.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $12.0 million and $40.8 million from an acquisition in the fourth quarter and fiscal year 2016, respectively. Revenue also included $1.7 million and $8.4 million unfavorable foreign currency translation effects in the fourth quarter and fiscal year 2016, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs, restructuring costs, other income, and expense related to acquired profit in inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax gain on the sale of assets of $0.3 million in 2016 and pre-tax restructuring costs of $0.5 million in 2015.

•	Pre-tax acquisition costs of $1.8 million in 2016.

•	Pre-tax expense related to acquired profit in inventory and backlog of $1.9 million in 2016 and $0.2 million in 2015.

Adjusted net income and adjusted diluted EPS exclude:

•
After-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in 2016 and after-tax restructuring costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2015.

•	After-tax acquisition costs of $1.6 million ($1.8 million net of tax of $0.2 million) in 2016.

•
After-tax expense related to acquired profit in inventory and backlog of $1.4 million ($1.9 million net of tax of $0.5 million) in 2016 and $0.1 million ($0.2 million net of tax of $0.1 million) in 2015.

•	A benefit from discrete tax items of $0.3 million in 2016. The benefit from discrete tax items was primarily due to the reversal of valuation allowances on certain deferred tax assets in the U.S.

We also report free cash flows, which is calculated as cash flows from continuing operations less capital expenditures of $5.8 million in 2016 and $5.5 million in 2015. This measure provides a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	Dec. 31, 2016	Jan. 2, 2016	Dec. 31, 2016	Jan. 2, 2016

Revenues	$100,241	$107,600	$414,126	$390,107
Costs and Operating Expenses:
Cost of revenues	54,168	61,207	225,737	209,982
Selling, general, and administrative expenses	33,658	30,324	135,753	122,814
Research and development expenses	1,740	1,430	7,380	6,677
Restructuring costs and other income	—	215	(317)	515
	89,566	93,176	368,553	339,988
Operating Income	10,675	14,424	45,573	50,119
Interest Income	94	50	269	200
Interest Expense	(379)	(247)	(1,293)	(948)
Income from Continuing Operations Before Provision
for Income Taxes	10,390	14,227	44,549	49,371
Provision for Income Taxes	2,583	3,798	12,083	14,762
Income from Continuing Operations	7,807	10,429	32,466	34,609
Income from Discontinued Operation, Net of Tax	—	18	3	74
Net Income	7,807	10,447	32,469	34,683
Net Income Attributable to Noncontrolling Interest	(74)	(62)	(392)	(294)
Net Income Attributable to Kadant	$7,733	$10,385	$32,077	$34,389

Earnings per Share Attributable to Kadant:
Basic	$0.71	$0.96	$2.95	$3.16
Diluted	$0.69	$0.94	$2.88	$3.10

Weighted Average Shares:
Basic	10,915	10,767	10,869	10,867
Diluted	11,236	11,021	11,149	11,094

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	Dec. 31, 2016	Dec. 31, 2016	Jan. 2, 2016	Jan. 2, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$7,733	$0.69	$10,385	$0.94
Net Income and Diluted EPS from Discontinued Operation	—	—	(18)	—
Net Income and Diluted EPS from Continuing Operations, as Reported	7,733	0.69	10,367	0.94
Adjustments for the Following:
Restructuring Costs, Net of Tax	—		142	0.01
Adjusted Net Income and Adjusted Diluted EPS	$7.733	$0.69	$10,509	$0.95

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	Twelve Months Ended		Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2016	Jan. 2, 2016	Jan. 2, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$32,077	$2.88	$34,389	$3.10
Net Income and Diluted EPS from Discontinued Operation	(3)	—	(74)	(0.01)
Net Income and Diluted EPS from Continuing Operations, as Reported	32,074	2.88	34,315	3.09
Adjustments for the Following:
Acquisition Costs, Net of Tax	1,625	0.15	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	1,359	0.12	104	0.01
Benefit from Discrete Tax Items	(261)	(0.02)	—
Restructuring Costs and Other Income, Net of Tax	(247)	(0.02)	351	0.03
Adjusted Net Income and Adjusted Diluted EPS	$34,550	$3.10	$34,770	$3.13

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Product Line	Dec. 31, 2016	Jan. 2, 2016		Translation (a,b)
Stock-Preparation	$39,220	$46,716	$(7,496)	$(7,020)
Doctoring, Cleaning, & Filtration	25,564	24,379	1,185	2,098
Fluid-Handling	21,241	23,497	(2,256)	(1,985)
Papermaking Systems	86,025	94,592	(8,567)	(6,907)
Wood Processing Systems	11,413	10,477	936	936
Fiber-Based Products	2,803	2,531	272	272
	$100,241	$107,600	$(7,359)	$(5,699)

				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended		Increase (Decrease)	of Currency
	Dec. 31, 2016	Jan. 2, 2016		Translation (a,b)
Stock-Preparation	$171,378	$148,341	$23,037	$24,631
Doctoring, Cleaning, & Filtration	105,938	101,523	4,415	8,111
Fluid-Handling	89,145	92,797	(3,652)	(1,866)
Papermaking Systems	366,461	342,661	23,800	30,876
Wood Processing Systems	36,850	36,387	463	1,780
Fiber-Based Products	10,815	11,059	(244)	(244)
	$414,126	$390,107	$24,019	$32,412

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Product Line	Dec. 31, 2016	Oct. 1, 2016		Translation (a,b)
Stock-Preparation	$39,220	$44,099	$(4,879)	$(4,035)
Doctoring, Cleaning, & Filtration	25,564	28,955	(3,391)	(2,855)
Fluid-Handling	21,241	23,024	(1,783)	(1,352)
Papermaking Systems	86,025	96,078	(10,053)	(8,242)
Wood Processing Systems	11,413	7,962	3,451	3,721
Fiber-Based Products	2,803	1,479	1,324	1,324
	$100,241	$105,519	$(5,278)	$(3,197)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Geography (c)	Dec. 31, 2016	Jan. 2, 2016		Translation (a,b)
North America	$47,430	$53,325	$(5,895)	$(5,516)
Europe	29,622	20,736	8,886	9,450
Asia	17,247	26,701	(9,454)	(8,427)
Rest of World	5,942	6,838	(896)	(1,206)
	$100,241	$107,600	$(7,359)	$(5,699)

				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended		Increase (Decrease)	of Currency
	Dec. 31, 2016	Jan. 2, 2016		Translation (a,b)
North America	$203,063	$224,480	$(21,417)	$(19,086)
Europe	115,233	73,077	42,156	43,325
Asia	62,703	65,750	(3,047)	339
Rest of World	33,127	26,800	6,327	7,834
	$414,126	$390,107	$24,019	$32,412

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Geography (c)	Dec. 31, 2016	Oct. 1, 2016		Translation (a,b)
North America	$47,430	$46,994	$436	$781
Europe	29,622	31,686	(2,064)	(978)
Asia	17,247	18,466	(1,219)	(691)
Rest of World	5,942	8,373	(2,431)	(2,309)
	$100,241	$105,519	$(5,278)	$(3,197)

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Bookings by Product Line	Dec. 31, 2016	Jan. 2, 2016		Translation (a)
Stock-Preparation	$55,648	$23,090	$32,558	$33,752
Doctoring, Cleaning, & Filtration	23,923	20,918	3,005	3,845
Fluid-Handling	19,360	19,662	(302)	(42)
Papermaking Systems	98,931	63,670	35,261	37,555
Wood Processing Systems	11,202	8,709	2,493	2,493
Fiber-Based Products	3,477	3,159	318	318
	$113,610	$75,538	$38,072	$40,366

				Increase
				(Decrease)
				Excluding Effect
	Twelve Months Ended		Increase (Decrease)	of Currency
	Dec. 31, 2016	Jan. 2, 2016		Translation (a)
Stock-Preparation	$158,876	$138,108	$20,768	$23,113
Doctoring, Cleaning, & Filtration	110,064	98,593	11,471	15,288
Fluid-Handling	85,696	91,943	(6,247)	(4,749)
Papermaking Systems	354,636	328,644	25,992	33,652
Wood Processing Systems	38,183	37,309	874	2,327
Fiber-Based Products	10,641	10,140	501	501
	$403,460	$376,093	$27,367	$36,480

	Three Months Ended		Twelve Months Ended
Business Segment Information	Dec. 31, 2016	Jan. 2, 2016	Dec. 31, 2016	Jan. 2, 2016
Gross Margin:
Papermaking Systems	46.7%	42.7%	45.9%	45.9%
Other	41.2%	46.1%	42.2%	48.3%
	46.0%	43.1%	45.5%	46.2%

Operating Income:
Papermaking Systems	$12,680	$15,230	$57,427	$56,789
Corporate and Other	(2,005)	(806)	(11,854)	(6,670)
	$10,675	$14,424	$45,573	$50,119

Adjusted Operating Income (b) (g):
Papermaking Systems	$12,680	$15,445	$60,601	$57,492
Corporate and Other	(2,005)	(806)	(11,587)	(6,670)
	$10,675	$14,639	$49,014	$50,822

Capital Expenditures:
Papermaking Systems	$2,163	$1,227	$5,504	$4,639
Corporate and Other	62	184	300	840
	$2,225	$1,411	$5,804	$5,479

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	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	Dec. 31, 2016	Jan. 2, 2016	Dec. 31, 2016	Jan. 2, 2016
Cash Provided by Operations (h)	$16,261	$12,330	$51,000	$40,410
Depreciation and Amortization Expense	3,392	2,574	14,326	10,821

			Twelve Months Ended
Free Cash Flow Reconciliation			Dec. 31, 2016	Jan. 2, 2016
Cash Provided by Operations, as Reported			$51,000	$40,410
Capital Expenditures			(5,804)	(5,479)
Free Cash Flow (b)			$45,196	$34,931

Balance Sheet Data			Dec. 31, 2016	Jan. 2, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash			$73,569	$66,936
Accounts Receivable, net			65,963	64,321
Inventories			54,951	56,758
Unbilled Contract Costs and Fees			3,068	6,580
Other Current Assets			9,799	10,525
Property, Plant and Equipment, net			47,704	42,293
Intangible Assets			52,730	38,032
Goodwill			151,455	119,051
Other Assets			11,452	11,002
			$470,691	$415,498
Liabilities and Stockholders' Equity
Accounts Payable			$23,929	$24,418
Short- and Long-term Debt			61,494	31,250
Capital Lease Obligations			4,917	—
Other Liabilities			96,072	91,885
Total Liabilities			186,412	147,553
Stockholders' Equity			284,279	267,945
			$470,691	$415,498

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Adjusted Operating Income and Adjusted EBITDA		Three Months Ended		Twelve Months Ended
Reconciliation		Dec. 31, 2016	Jan. 2, 2016	Dec. 31, 2016	Jan. 2, 2016
Consolidated
	Net Income Attributable to Kadant	$7,733	$10,385	$32,077	$34,389
	Net Income Attributable to Noncontrolling Interest	74	62	392	294
	Income from Discontinued Operation, Net of Tax	—	(18)	(3)	(74)
	Provision for Income Taxes	2,583	3,798	12,083	14,762
	Interest Expense, net	285	197	1,024	748
	Operating Income	10,675	14,424	45,573	50,119
	Restructuring Costs and Other Income	—	215	(317)	515
	Acquisition Costs (d)	—	—	1,832	—
	Acquired Backlog Amortization (e)	—	—	1,468	107
	Acquired Profit in Inventory (f)	—	—	458	81
	Adjusted Operating Income (b)	10,675	14,639	49,014	50,822
	Depreciation and Amortization	3,392	2,574	12,858	10,714
	Adjusted EBITDA (b)	$14,067	$17,213	$61,872	$61,536

Papermaking Systems
	Operating Income	$12,680	$15,230	$57,427	$56,789
	Restructuring Costs and Other Income	—	215	(317)	515
	Acquisition Costs (d)	—	—	1,565	—
	Acquired Backlog Amortization (e)	—	—	1,468	107
	Acquired Profit in Inventory (f)	—	—	458	81
	Adjusted Operating Income (b)	12,680	15,445	60,601	57,492
	Depreciation and Amortization	2,686	1,875	10,045	7,791
	Adjusted EBITDA (b)	$15,366	$17,320	$70,646	$65,283

Corporate and Other
	Operating Loss	$(2,005)	$(806)	$(11,854)	$(6,670)
	Acquisition Costs (d)	—	—	267	—
	Adjusted Operating Loss (b)	(2,005)	(806)	(11,587)	(6,670)
	Depreciation and Amortization	706	699	2,813	2,923
	Adjusted EBITDA (b)	$(1,299)	$(107)	$(8,774)	$(3,747)

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs related to our acquisition of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with acquired profit in inventory.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(h)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2016-09.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,000 employees in 18 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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